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Exhibit 11 Computation of Per Share Earnings

         Statement Regarding Computation of Earnings Per Share
                for the six months ended June 30, 1997
                             (Unaudited)


Assuming no dilution:
    Net income (in thousands)......................      $   865
                                                         -------
                                                         -------

    Weighted average number
         of shares:

         Average shares outstanding:...............    2,454,765
         Average incremental shares related
              to stock options.....................       54,825
                                                          ------
                                                       2,509,590
                                                       ---------
                                                       ---------

    Income per share assuming no dilution:.........    $    0.34
                                                       ---------
                                                       ---------

Assuming full dilution:
    Net income (in thousands).....................     $     865
                                                       ---------
                                                       ---------
    Weighted average number
         of shares:

         Average shares issued....................     2,817,500
         Average incremental shares related
              to stock options....................        54,825
         Average treasury shares..................       (76,554)
                                                         -------
                                                       2,795,771
                                                       ---------
                                                       ---------
    Income per share assuming full dilution:......     $    0.31
                                                       ---------
                                                       ---------

Note:

    Earnings per share are computed based upon the weighted average common and common equivalent shares outstanding for periods subsequent to the Company's initial stock offering on May 1, 1996. Accordingly, earnings per share for the six months ended June 30, 1996 are not meaningful.